Exhibit 1.01

Ubiquiti Inc.
Conflict Minerals Report

This Conflict Minerals Report (“Report”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2023 to December 31, 2023. The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule requires SEC registrants to determine whether “conflict minerals” are necessary to the functionality or production of products they manufacture or contract to manufacture. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives (tin, tantalum, and tungsten).

Based upon a reasonable country of origin inquiry (“RCOI”), if the SEC registrant knows that any of its necessary Conflict Minerals originated from sources in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that its necessary Conflict Minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources, the SEC registrant must exercise due diligence on the source of the Conflict Minerals and chain of custody, conforming to a nationally or internationally recognized due diligence framework.

1.    Introduction

1.1    Company and Product Overview

This Report has been prepared by the management of Ubiquiti Inc. (the “Company,” “we,” “us,” or “our”), with respect to the Company and its subsidiaries and consolidated entities.

We develop technology platforms for high-capacity distributed Internet access, unified information technology, and consumer electronics for professional, home and personal use.

We retain contract manufacturers to manufacture, control the quality of and ship our products. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. As a downstream company, we rely on our contract manufacturers and component suppliers (collectively, the “Product Suppliers”) to provide information on the origins of Conflict Minerals necessary to the functionality or production of our products. We have no business relationship with any of the smelters or refiners involved in producing Conflict Minerals or with any of their respective suppliers.

1.2    Reasonable Country of Origin Inquiry

We conducted an analysis of our products and found that Conflict Minerals (tin, tantalum, tungsten, and gold regardless of country of origin) are necessary to the functionality or production of certain of the products that we contract to manufacture. Therefore, we are subject to the reporting obligations of the Rule.

To perform our RCOI, we surveyed our Product Suppliers. In the survey, we asked the Product Suppliers (a) whether the products they supply to us (or their components) contained Conflict Minerals, and (b) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our Product Suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

Due to the complexity of our supply chain, it is time consuming and difficult to verify the origin of all of the Conflict Minerals in our products. Although we have been able to achieve a significant level of transparency as a result of our supply chain due diligence processes, we have been unable to determine the origin of all of the Conflict Minerals used in our products with absolute certainty.

1.3    Conflict Minerals Policy
We have adopted the following Conflict Minerals Policy:

As directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the U.S. Securities and Exchange Commission has adopted rules requiring publicly traded companies to disclose whether the products they manufacture or contract to manufacture contain “Conflict Minerals” that are “necessary to the functionality or production” of those products. The definition of “Conflict Minerals” refers to gold, as well as tin, tantalum and tungsten (which are derivatives of cassiterite, columbite-tantalite, and wolframite), regardless of where they are sourced, processed or sold. The U.S. Secretary of State may designate other minerals in the future. The rules are intended to help curtail the violence and human rights violations connected with the mining of Conflict Minerals from locations in the Democratic Republic of the Congo and adjoining countries (the “Conflict Region”). We support these requirements to further the humanitarian goals of ending human rights violations associated with the mining of Conflict Minerals and ending violent conflict in the Conflict Region that may be financed by the exploitation and trade of Conflict Minerals. Like many other companies, Ubiquiti does not directly purchase minerals from smelters or other mineral processors, and is several layers removed from these processors within the supply chain. However, we are committed to taking steps to determine that products we receive from our suppliers are responsibly sourced.

2.    Due Diligence Process

2.1    Design of Due Diligence

We designed our due diligence program to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”), 2nd Edition.

2.2    Management Systems

2.2.1 Company Policy

As described above, we have adopted and publicly communicated a Conflict Minerals Policy.

2.2.2 Internal Team

We have established procedures for identifying the use of Conflict Minerals in our products and have established a team responsible for implementing our Conflict Minerals compliance strategies.

2.2.3 Supplier Engagement

As part of our RCOI and our Conflict Minerals Policy, we have engaged with our Product Suppliers to collect information and raise awareness of our expectations relating to Conflict Minerals.

2.2.4 Escalation Procedure

We have escalation mechanisms whereby persons can report violations of the Company’s policies, relating to Conflict Minerals and otherwise.

2.2.5 Maintain Records

Our due diligence process involves the compilation and maintenance of relevant materials in electronic and hard-copy records.

2.3    Identify and Assess Risk in the Supply Chain

We evaluated survey responses from our Product Suppliers and followed up to clarify or amplify their responses as necessary. We are continuing to follow-up on these responses.

Due to the complexity of our supply chain, it is time consuming and difficult to verify the origin of all of the necessary Conflict Minerals in our products. As a downstream purchaser of Conflict Minerals, or components containing Conflict Minerals, our diligence processes are based (by necessity) upon seeking data from our Product Suppliers, with those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals. Accordingly, we rely on information collected and provided by third parties. In some cases, this information may be inaccurate or incomplete. We hope to further develop transparency with respect to such items. Nonetheless, our diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of such Conflict Minerals.

 2.4    Design and Implement a Strategy to Respond to Risks

Based on our evaluation of the supplier responses described above, we plan to further develop and implement our risk management plan involving, among other things: (a) evaluating the Conflict Minerals used in our products; (b) identifying relevant risks in our supply chain; and (c) taking appropriate responses to such risks.

3.    Due Diligence Results

3.1    Due Diligence Process

We requested that some of our largest contract manufacturers, which provided products that represented over 90% of our revenues in 2023, to complete the template (the “RMI Template”) provided by the Responsible Minerals Initiative (“RMI”). We requested several other larger Product Suppliers to also complete the RMI Template and conducted a survey of the remaining Product Suppliers via a written questionnaire about the use of Conflict Minerals in products (or components) that they supply to us, their Conflict Minerals program, and their suppliers’ use and sourcing of Conflict Minerals. We contacted non-responsive Product Suppliers, requesting their responses, and we provided Product Suppliers with feedback on responses containing incomplete information and encouraged them to resubmit a valid response.

3.2    Survey Responses and Due Diligence Results

We received survey responses from almost all of our Product Suppliers. In addition, as a downstream purchaser, our diligence processes depend upon our Product Suppliers seeking data within their supply chains to identify the original sources of Conflict Minerals, and some of our Product Suppliers have advised us that they did not receive responses to their requests for due diligence information from all of their suppliers. Moreover, there are other factors that could affect the accuracy of our due diligence results, including but not limited to, incomplete supplier data or unavailable smelter data, gaps in supplier education and knowledge, language barriers and translation, lack of timeliness of data, errors or omissions by suppliers or their smelters in responding to information requests, and incomplete information from industry or other third party-sources.

Based on the data provided by our Product Suppliers, we concluded that we are unable to determine the country of origin of all of the Conflict Minerals in our supply chain during the reporting period, whether the Conflict Minerals came from recycled or scrap sources, the facilities used to process them, or their mine or location of origin. Some of the facilities that we believe may have been used to process the Conflict Minerals in our supply chain are discussed below.

This Conflict Minerals Report has been filed with the SEC and is available at the “Investors – Company– Corporate Governance” page of the Company’s website, https://ir.ui.com/company/corporate-governance.

3.3    Description of Facilities used to Process Conflict Minerals

The RMI Template that we distributed to the Product Suppliers noted in Section 3.1 above requests that such Product Suppliers provide information on the smelters and refiners that they or the vendors in their supply chains use to process the Conflict Minerals. We relied on responses from such Product Suppliers in order to determine the facilities used to process the Conflict Minerals used in our products. Certain Product Suppliers responded that they were unable to provide all smelter and refiner information at this time and we are continuing to follow up on these responses. Many of the responses that we received provided information at the supplier level, which is not sufficient to tie with the products supplied to us back to the smelters and refiners in our supply chain. In summary, the responses from our Product Suppliers identified 353 smelters and refiners as potential sources of Conflict Minerals that were reported to be in our supply chain, of which 229 have been or are in the process of being verified by RMI (see Schedule). As to the remainder of the smelters and refiners identified by our Product Suppliers that are not verified by RMI, we are unable to determine the mines of origin of the Conflict Minerals sourced from such smelters and refiners.

Safe Harbor for Forward-Looking Statements

Certain statements in this Conflict Minerals Report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward-looking statements. These statements that could be deemed forward-looking statements include statements regarding the development and implementation of our internal plans and processes and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. We do not undertake any obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Documents Incorporated by Reference

No documents, third-party materials or references to websites (including, but not limited to, our website) are incorporated by reference in, or considered to be a part, of this Conflict Minerals Report, unless expressly incorporated by reference.

SCHEDULE

Mineral	Responsible Minerals Assurance Process (“RMAP”) Conformant Smelter or Refiner Name[1]	RMAP Identification Number	Smelter or Refiner Country Location
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Agosi AG	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
1 The Gold, Tungsten, Tin, and Tantalum smelters and refiners are RMAP Conformant as of May 17, 2024 according to RMI’s website.

Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	MKS PAMP SA	CID001352	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	Italpreziosi	CID002765	ITALY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	WEEEREFINING	CID003615	FRANCE

Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA

Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	TANIOBIS GmbH	CID002545	GERMANY
Tantalum	QSIL Metals Hermsdorf GmbH	CID002547	GERMANY
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Tantalum	PowerX Ltd.	CID004054	RWANDA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA

Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL

Tin	Thaisarco	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Super Ligas	CID002756	BRAZIL
Tin	Aurubis Beerse	CID002773	BELGIUM
Tin	Aurubis Berango	CID002774	SPAIN
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA

Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	DS Myanmar	CID003831	MYANMAR
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Masan High-Tech Materials	CID002543	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIETNAM

Mineral	RMAP Active Smelter or Refiner Name[2]	RMAP Identification Number	Smelter or Refiner Country Location
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Bangalore Refinery	CID002863	INDIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA

2 The Gold, Tungsten, and Tin smelters and refiners are RMAP Active as of May 17, 2024 according to RMI’s website.